SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

December 27, 2002
Date of Report (Date of earliest event reported)

TAITRON COMPONENTS INCORPORATED
(Exact name of registrant as specified in its charter)

California	0-25844	95-4249240
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

28040 West Harrison Parkway, Valencia, California 91355
(Address of Principal Executive Offices) (Zip Code)

(661) 257-6060
(Registrant’s Telephone Number, Including Area Code)

NONE
(Former name or former address, if changed since last report)

ITEM 4. Changes in Registrant’s Certifying Accountant

Grant Thornton LLP was previously the principal accountants for Taitron Components Incorporated (the “Company” or the “Registrant”). On December 27, 2002, the Company dismissed Grant Thornton LLP as principal accountants and Haskell & White LLP was engaged as principal accountants to audit the accounts of the Company for the year ending December 31, 2002. The decision to change accountants was approved by the Registrant’s Audit Committee and the Board of Directors.

During the fiscal years ended December 31, 2001 and 2000 and through the date of this report, there were no disagreements with Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope of procedure which disagreement, if not resolved to the satisfaction of Grant Thornton LLP, would have caused them to make reference to the matter of such disagreement in connection with this report. The accountant’s report for the fiscal years ended December 31, 2001 and 2000 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Registrant’s two most recent fiscal years and through the date of this report, the Registrant has had no reportable events as defined in Item 304 (a) (1) (v) of Regulation S-K.

On December 27, 2002, the Registrant provided Grant Thornton LLP with a copy of the disclosures it is making in response to item 304(a) of the Securities Act. The Registrant has requested that Grant Thornton LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements, and if not, stating the respects in which it does not agree. A copy of that letter is filed as Exhibit 16.1 to this report.

ITEM 7. Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired. Not Applicable.

(b) Pro Forma Financial Information. Not Applicable.

(c) Exhibits.

16.01 Letter from Grant Thornton LLP dated December 30, 2002.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TAITRON COMPONENTS INCORPORATED

Date: January 6, 2003	By:	/s/ Stewart Wang
Stewart Wang Chief Executive Officer, Director, Chief Financial Officer and Principal Accounting Officer.

Exhibit 16.01 - Letter from Grant Thornton LLP dated December 30, 2002.